As filed with the Securities and Exchange Commission on March 27, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LOXO ONCOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-2996673
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Loxo Oncology, Inc.

One Landmark Square

Suite 1122
Stamford, CT 06901

(Address of Principal Executive Offices)  (Zip Code)

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

(Full Title of the Plans)

Joshua H. Bilenker, M.D.

President and Chief Executive Officer

Loxo Oncology, Inc.
One Landmark Square

Suite 1122
Stamford, CT 06901

(Name and Address of Agent for Service)

(203) 653-3880

(Telephone Number, including area code, of agent for service)

Copies to:

Robert A. Freedman, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	499,021	(2)	$13.75	(3)	$6,861,538.75	$797.31
Common Stock, $0.0001 par value per share	166,340	(4)	$11.68	(5)	$1,942,851.20	$225.76
TOTAL	665,361		N/A		$8,804,389.95	$1,023.07

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Registrant’s 2014 Equity Incentive Plan (the “2014 EIP”)   and 2014 Employee Stock Purchase Plan (the “2014 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s Common Stock.

(2)          Shares to be registered and available for grant under the 2014 EIP resulting from the automatic annual 3% increase in the number of authorized shares available for issuance under the 2014 EIP.

(3)          Estimated in accordance with Rules 457(h) solely for the purpose of calculating the registration fee.  The proposed maximum offering price per share of $13.75 was computed by averaging the high and low prices of a share of Registrant’s common stock as reported on The NASDAQ Global Select Market on March 24, 2015.

(4)          Shares to be registered and available for grant under the 2014 ESPP resulting from the automatic annual 1% increase in the number of authorized shares available for issuance under the 2014 ESPP.

(5)          Estimated pursuant to Rule 457(c) and (h) of the Securities Act, solely for purposes of calculating the registration fee, based on the average of the high and low sales price reported on The NASDAQ Global Select Market on March 24, 2015. This amount is multiplied by 85% pursuant to the terms of the 2014 ESPP, which provides that the purchase price of a share of common stock is equal to 85% of the fair market value of the common stock on the offering date (i.e., the first business day of a 12-month offering period) or the purchase date (i.e., the last business day of a six-month purchase period), whichever is less.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

REGISTRATION OF ADDITIONAL SECURITIES

This registration statement (the “Registration Statement”) hereby incorporates by reference the contents of the earlier registration statement on Form S-8 (registration number 333-197800) filed by Loxo Oncology, Inc.

PART II

Information Required in the Registration Statement

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

5.1	Opinion and Consent of Fenwick & West LLP.					X
23.1	Consent of CohnReznick LLP, independent registered public accounting firm.					X
23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X
24.1	Power of Attorney (incorporated by reference to Page II-5 of this Registration Statement).					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 27th day of March, 2015.

Loxo Oncology, Inc.

By:	/s/ Joshua H. Bilenker, M.D.
Joshua H. Bilenker, M.D.
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Loxo Oncology, Inc., a Delaware corporation, do hereby constitute and appoint Joshua H. Bilenker, M.D., President, Chief Executive Officer and Director and Dov A. Goldstein, M.D., Acting Chief Financial Officer and Director, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joshua H. Bilenker, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2015
Joshua H. Bilenker, M.D.

/s/ Dov A. Goldstein, M.D.	Acting Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	March 27, 2015
Dov A. Goldstein, M.D.

/s/ Lori Kunkel, M.D.	Director	March 27, 2015
Lori Kunkel, M.D.

/s/ James Barrett, Ph.D.	Director	March 27, 2015
James Barrett, Ph.D.

/s/ David, Bonita, M.D.	Director	March 27, 2015
David, Bonita, M.D.

/s/ Steven A. Elms	Director	March 27, 2015
Steven A. Elms

/s/ Keith T. Flaherty, M.D.	Director	March 27, 2015
Keith T. Flaherty, M.D.

/s/ Alan Fuhrman	Director	March 27, 2015
Alan Fuhrman

/s/ Avi Z. Naider	Director	March 27, 2015
Avi Z. Naider

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of CohnReznick LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-5 of this Registration Statement).					X